UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2018

American Church Mortgage Company

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25919	41-1576186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Yellow Circle Drive, Ste. 102, Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952) 945-9455

10237 Yellow Circle Drive, Minnetonka, Minnesota 55343

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

     On April 9, 2018, American Church Mortgage Company (the “Company”) entered into a Loan and Security agreement (the “Loan Agreement”) with Alerus Financial, N.A., as lender (the “Lender”), and a Revolving Note (the “Note”) evidencing a $4 million revolving loan (the “Revolving Loan”). The Lender agrees to make loans to the Company from time to time and after the date of the loan agreement and the Company may repay and reborrow pursuant to the terms and conditions of the Revolving Loan as long as no borrowing causes that dollar limit to be exceeded and the Company is not otherwise in default on the Revolving Loan. The Revolving Loan is secured by a first priority security interest in substantially all of the Company’s assets other than collateral pledged to secure the Company’s secured investor certificates, both those currently issued and any potentially issued in the future.

     The discussion herein regarding the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, the Note, and the Commercial Security Agreement (the “Security Agreement”) attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. Additional information regarding the Loan Agreement, the Note and the Security Agreement is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As described in Item 1.01 above, on April 9, 2018, the Company entered into the Revolving Loan. The Revolving Loan matures in 1 year and interest thereon is based on the prevailing London Interbank Offered Rate (LIBOR) for deposits in U.S. dollars having a maturity equal to one month (the “Index”) as published by Bloomberg Financial Markets Information Services (the “Index”). The interest rate change will not occur more often than each month. Lender will tell the Company the current Index rate upon the Company request. The Index is currently 1.8883% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTREREST CALCULATION METHOD” using a rate of 2.700 percentage points over the Index, rounded to the nearest 0.001percent, adjusted if necessary for any minimum and maximum rate limitations resulting in an initial rate of 4.583%. Under no circumstance will the interest rate on the Note be less than 4.24% per annum or more than the applicable rate allowed by applicable law.

     The creation of indebtedness (other than the Revolving Loan and indebtedness securing the Company’s secured investor certificates), creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Alerus Financial, N.A. The Loan Agreement also contains customary events of default such as nonpayment of obligations, bankruptcy and changes in control.

     The discussion herein regarding the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, the Note, and the Security Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement by and between American Church Mortgage Company and Alerus Financial, N.A., dated April 9, 2018
10.2	Revolving Note dated April 9, 2018
10.3	Securities Account Control Agreement dated April 9, 2018
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company

Date: April 10, 2018

By /s/ Philip J. Myers

Chief Executive Officer and

President